UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2014

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13631 Progress Blvd., Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2014, AxoGen, Inc. (the “Company”) announced that Lee Robert Johnston, Jr. will become the Company’s Chief Financial Officer, effective upon final approval by the Board of Directors today.

In connection with his employment and appointment as the Company’s Chief Financial Officer, Mr. Johnston entered into an Executive Employment Agreement with AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), dated as of May 12, 2014 (the “Johnston Employment Agreement”). Under the Johnston Employment Agreement, Mr. Johnston’s employment is at will.  In the event Mr. Johnston is terminated without substantial cause either prior to a change of control or 180 days following a change in control he is entitled to a severance payment consisting of (A) twelve months of base salary; and (B) an amount equal to any bonuses paid during the twelve month period prior to termination of employment.  Mr. Johnston is also entitled to such severance if he leaves AxoGen for “good reason” (as defined below) within 180 days following a change of control.  Stock options, if a change of control occurs, of Mr. Johnston’s shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control he is terminated without cause or leaves for good reason.

For purposes of Mr. Johnston’s employment agreement, “change of control” means the occurrence of any of the following events:

•              any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding;

•              during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company’s Board of Directors cease, for any reason, to constitute at least a majority of the Company’s Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•              AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a change in control;

•              shares of AC’s or the Company’s common shares are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or the Company’s common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger;

•              AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•              the holders of the Company’s stock approve a plan or proposal for the liquidation or dissolution of AC or the Company

For purposes of the Johnston Employment Agreement, “substantial cause” means:

•              commission of any act of fraud, theft, or embezzlement;

•              material breach of the employment agreement, provided that AC shall have first delivered to Johnston written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Johnston shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•              commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor;

•              material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or

•              failure to perform substantially the material duties of Johnston’s management position in a competent manner (after notice and opportunity to cure within fifteen days, except in cases where cure would necessarily take longer than fifteen days, in which case, all possible steps toward effecting such cure must be taken by Johnston within the fifteen day period and completion of such cure diligently completed within no more than 60 days).

For purposes of the Johnston Employment Agreement, “good reason” means the occurrence of any one or more of the following:

•              the assignment of any duties inconsistent in any respect with Johnston’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by Company;

•              a reduction by AC in Johnston ‘s base salary;

•              the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Johnston was participating at the time of the change of control of the Company or (B) provide Johnston with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change in control (or as in effect following the Change in Control of the Company), if greater; or

•              Johnston is required to perform a substantial portion of his duties at a facility which is more than 50 miles from the facility for which Employee performed a substantial portion of his duties immediately prior to the Change of Control.

Mr. Johnston will receive a base salary of $275,000, participate in AxoGen’s current bonus program and receive benefits afforded other executive officers.  He will be granted an Incentive Stock Option for 175,000 shares on June 1, 2014, such options having a 7 year term, at an exercise price equal to the fair market value of the Company’s Common stock based on the higher of the: (1) 20 day average closing price prior to; or (2) the closing price of the Company Common Stock on the option grant date of June 1, 2014 and pursuant to the terms of the Company’s form of Incentive Stock Options.  Such options will vest as to 25% of the shares after one year and 12.5% each 6 months thereafter until fully vested.

Mr. Lee Robert Johnston, Jr, MBA, age 54, from April 2013 until April 2014 was SVP of Corp Development and Chief Financial Officer of Scientific Protein Laboratories, LLC, a private company that was acquired by Hepalink in April 2014. Scientific Protein Laboratories is a manufacturer of active pharmaceutical ingredients for sale to pharmaceutical companies for blood thinner and cystic fibrosis drug products.   From December 2009 to November 2011, Mr. Johnston was CFO and COO of Ascension Orthopedics, Inc., a private company that was acquired by Integra LifeSciences, and was a global medical device company providing surgical implants/devices for the extremities markets: hand/wrist, foot/ankle and shoulder/elbow.  From January 2006 until its acquisition by RTI Biologics, Inc. in February 2008, Mr. Johnston was CFO of Tutogen Medical, Inc., a global public medical device company providing biological surgical implants for the spine, dental, hernia repair, ophthalmic, breast reconstruction and urologic markets.  After RTI’s purchase of Tutogen, Mr. Johnston was Vice President of Finance for RTI until April, 2009.  From March 2004 to August 2005 Mr. Johnston was CFO of Power Medical Interventions, a medical device company providing surgical stapling products.  Mr. Johnston prior to Power Medical Interventions held a number of financial positions with companies mainly in the life sciences area.  He has a M.B.A., concentration in Finance from the The Colgate Darden Graduate School of Business Administration University of Virginia and a B.A. from The University of Virginia.

Upon the effectiveness of Mr. Johnston’s appointment, Gregory G. Freitag will no longer serve as the Company’s Chief Financial Officer.  Mr. Freitag will continue to serve as a member of the Company’s Board of Directors and General Counsel, and upon appointment by the Board of Directors expected today, Mr. Freitag will also be appointed as the Senior Vice President of Business Development of the Company.  In connection with these changes, as of June 1, 2014 Mr. Freitag’s base compensation will be set at $137,500 and his Executive Employment Agreement with the Company, effective as of October 1, 2011 (the “Freitag Employment Agreement”), will be amended to include the change of title and re-define duties and obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date:	May 12, 2014	By:	/s/Karen Zaderej
Karen Zaderej
President and Chief Executive Officer